Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both

(i) not material and (ii) the type of information that Cubebio Holdings Limited customarily and actually treats as private or confidential.

The omitted information is indicated in this exhibit by [***].

Exhibit 10.16

Quality Assurance Agreement, dated May 27, 2025,

by and between CubeBio Co., Ltd. and TOYOBO Co., Ltd.

Quality Assurance Agreement

This Agreement entered into as of May 27, 2025 (hereafter the Effective Date), between CUBEBIO Co., Ltd., having its registered office at 8F HYHILL Bldg, Digital-ro 10-gil 9, Geumcheon-gu, Seoul, Republic of Korea (It is called as “CUBEBIO” hereinafter.) and TOYOBO Co.,Ltd., a corporation having its principal place of business at 1-13-1 Umeda, Kita-ku, Osaka 530-0001, Japan (It is called as “TOYOBO” hereinafter.) enter into the agreement on the basic matters for the production and supply of the Products.

Article 1. Objective

This Agreement shall serve the details of the quality of the Product (as defined in Article 2) dealt on “거래계약서” (Transaction Contract) executed between CUBEBIO and TOYOBO Korea Co., Ltd., a fully-owned subsidiary corporation of TOYOBO Co., Ltd., having its principal place of business at1002(10F), 511,Yeongdong-daero, Gangnam-gu, Seoul 06164, Korea (It is called as “TOYOBO KOREA” hereinafter.) on August 4th, 2025 (“Original Agreement”).

Article 2. Products

CUBEBIO desires TOYOBO to warrant that the Products shall conform to the Specifications defined hereto;

Product Name	Specification and Dimension
[***]	[***]

Article 3. Agreement

1.	A Certificate of Analysis shall be included with every lot shipped from the TOYOBO to CUBEBIO.

2.	Upon CUBEBIO’s request, TOYOBO shall provide the most up-to-date information regarding its Quality System registration status (e.g., ISO, GMP, etc.).

3.	CUBEBIO may conduct and evaluate on-site or written verification of TOYOBO’s quality assurance system and manufacturing process regarding the Product and may provide necessary guidance and correction recommendations according to the results.

However, on-site audits shall only be conducted if CUBEBIO’s total purchase value from the previous fiscal year exceeds [***], and the frequency shall not exceed one (1) time per year.

CUBEBIO shall provide at least thirty (30) calendar days’ prior written notice, and each audit shall be limited to one (1) business day.

Furthermore, TOYOBO may, due to manufacturing or operational reasons, request to replace an on-site audit with a remote document-based audit or an online audit.

4.	TOYOBO shall formulate an improvement plan for the matters recommended for correction from CUBEBIO and provide and notify the results of subsequent improvements and actions to CUBEBIO.

5.	Among the above items, ‘Not Applicable’ may not be provided after mutual agreement.

Article 4. Defects Detected

1.	CUBEBIO shall notify TOYOBO if a non-conforming product is identified as a result of the import inspection within seven (7) business days from the inspection. However, even if the product fails to meet CUBEBIO’s incoming inspection standards, if it conforms to TOYOBO’s internal quality specifications, TOYOBO shall not be responsible for the non-conforming. TOYOBO warrants only that the Product meets its own quality standards.

2.	TOYOBO shall inspect and confirm any nonconforming product within seven (7) calendar days from the date of receipt of the nonconforming Product. If any Product is subsequently determined to be nonconforming to TOYOBO’s internal quality specifications due to willful misconduct or gross negligence by TOYOBO, TOYOBO shall notify CUBEBIO within seven (7) business days from such determination. The Parties shall discuss and agree on appropriate measures to address the issue.

Article 5. Change Notification

1.	If TOYOBO intends to make any changes that may affect the Product specifications. TOYOBO shall provide prior written notice to CUBEBIO. Such changes shall require CUBEBIO’s written approval before implementation.

2.	The change notification shall include the part affected, the date of execution, the effects on the serial number, the reason and detailed changes. The changes must be notified to CUBEBIO at least sixty (60) business days prior to the implementation date of the proposal.

Article 6. Resolution of Dispute

If this Agreement is required to enforce or to interpret or otherwise arises with respect to the subject matter of this Agreement, this Agreement shall be in accordance with general commercial practice and settle by mutual agreement. If the dispute is not resolved despite the above efforts, this Agreement and performances under this Agreement will be governed by the law of Japan.

Article 7. Confidentiality

1.	Neither party shall disclose to any third party Confidential Information (as defined below) nor use Confidential Information for any purpose other than the management of the quality of the Product, which comes into its possession from the other party under this Agreement. “Confidential Information” means which are (a) clearly classified and marked as “Confidential” if the information disclosed by tangible forms or (b) clearly indicated as confidential when the disclosure and summarized in writing by the disclosing party within fourteen (14) business days after the disclosure if the information disclosed by intangible forms, but excludes any information referred to in Section 7.3.

2.	Notwithstanding above, Each party may only disclose the Confidential Information to their director and employees who need to know the Confidential Information for the management of the quality of the Product described in this Agreement and who are bound by equivalent confidential obligations as to the confidential obligations of this Agreement. If those person breaches the confidential obligations, the party who disclose Confidential Information to those person shall be directly liable to the other party as a breach of the Party’s obligations.

3.	The Confidential Information is not confidential if it is:

①	information which at the time of disclosure is or subsequently becomes public without violation of this Agreement; or

②	information which has been previously approved in writing for publishing or disclosure by the disclosing party; or

③	information which was lawfully in the possession of the receiving party at the time of disclosure; or

④	information acquired from a third party who has the lawful right to make such disclosure; or

⑤	information which is independently developed by the receiving party without using the Confidential Information.

4.	Each party shall not file any application of intellectual property rights including patent based on the Confidential Information received from the other party.

5.	Notwithstanding Article7.1, each party may disclose the Confidential Information to TOYOBOKOREA, its director and employees who need to know the Confidential Information for the management of the quality of the Product.

6.	The obligations in this Section shall be in force for ten (10) years after the termination or expiration of this Agreement.

Article 8. Term of Agreement

This Agreement become effective on the Effective Date and shall continue in effect for the same term of the Original Agreement. However, if it is necessary to modify this Agreement, this Agreement may be partially or entirely modified within the effective period by mutual agreement.

Article 9. Provision of documents for TOYOBO

TOYOBO must provide the following documents to CUBEBIO immediately after signing this Agreement.

①	A copy of business registration

②	Quality System registration status (e.g., ISO9001, ISO13485, GMP, etc.)

CUBEBIO CO., LTD.		TOYOBO CO., LTD.

Signature		Signature
	Eun-jong Choi		Atsuhi Morita

Title:	Chief Executive Officer	Title:	General Manager,

Bio Quality Assurance Department

APPENDIX-I

Import Inspection

1.	The purpose of this Appendix is to define the inspection of the Product upon mutual agreement between Parties.

2.	The inspection not specified in this Appendix shall be added by mutual agreement.

3.	The inspection specified in this Appendix is as shown in [Table 1] below.

[Table 1]

Test items	Method	Specifications	Remarks
[***]	[***]	[***]
[***]	[***]	[***]

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